As filed with the Securities and Exchange Commission on July 11, 1997
                                          Registration No. 333-5660-A
=====================================================================
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                       ----------------------

                   POST-EFFECTIVE AMENDMENT NO.1 TO

                              FORM SB-2

                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933
                        --------------------

                         BIZCOM U.S.A., INC.

            (Name of Small Business Issuer in its Charter)
                             ------------------

           Florida                   4812                  65-0681772
(State or other jurisdiction   (Primary Standard      (I.R.S. Employer
of incorporation or             Industrial             Identification
organization)                   Classification          No.)
                                Code Number)


                          914 Matanzas Avenue
                       Coral Gables, Florida 33146
                             (305) 667-2538
       (Address and telephone number of principal executive offices and principal place of business)

                 Gary D. Lipson, Chief Executive Officer
                          914 Matanzas Avenue
                      Coral Gables, Florida 33146
                            (305) 667-2538
         (Name, address and telephone number of agent for service)

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Page ii

DEREGISTRATION OF COMMON STOCK

Pursuant to Item 28(3) of Part II of this Registration Statement on Form SB-2 of Bizcom, U.S.A., Inc., originally filed September 25, 1996 and effective January 31, 1997, SEC File No. 333-5660-A, the Issuer hereby files this Post-Effective Amendment No. 1 to remove from registration an aggregate of 1,000,000 shares of Common Stock covered by said Registration Statement which were not sold.

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Page iv

                            SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned in the City of Coral Gables, State of Florida, on July 11, 1997.

                               BIZCOM U.S.A., INC.


                               By:   /s/ Gary D. Lipson
                                  ----------------------------
                                  Gary D. Lipson, Chief Executive
                                  Officer


   In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature                      Title                     Date
---------                      -----                     ----

/s/ Gary D. Lipson       Chairman of the Board     July 11, 1997
-------------------      President and Chief
Gary D. Lipson           Executive Officer